                           CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NEW FIRST NATIONWIDE HOLDINGS INC.


                       ---------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                       ---------------------------------

     New First Nationwide Holdings Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:


     FIRST: The Board of Directors of the Corporation duly approved and adopted a resolution setting forth the following proposed amendment to the Corporation's Certificate of Incorporation and directed that said amendment be submitted to the sole stockholder of the Corporation for approval:


   Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:


     FIRST: The name of the corporation is Golden State Holdings Inc. (hereinafter the "Corporation").


     SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of September, 1998.



                                     NEW FIRST NATIONWIDE HOLDINGS INC.



                                     By: /s/ Carl B. Webb
                                        --------------------------------------
                                        Name: Carl B. Webb
                                        Title: President

                               State of Delaware

                        Office of the Secretary of State

                             ---------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEW FIRST NATIONWIDE HOLDINGS INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF FEBRUARY, A.D. 1998, AT 3:30 O'CLOCK P.M.





                                     /s/ Edward J. Freel
                                     ------------------------------------------
                                     Edward J. Freel, Secretary of State

                         CERTIFICATE OF INCORPORATION

                                       OF

                       NEW FIRST NATIONWIDE HOLDINGS INC.

     FIRST: The name of the Corporation is New First Nationwide Holdings Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Center Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one dollar ($1.00).

     FIFTH: The name and mailing address of the Sole Incorporator is as follows:

           Deborah M. Reusch
           P.O. Box 636
           Wilmington, DE 19899

     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

     (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of February, 1998.




                               /s/ Deborah M. Reusch
                               ------------------------------------------
                               Deborah M. Reusch
                               Sole Incorporator